UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2014

OXiGENE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2014, OXiGENE, Inc., a Delaware corporation (“OXiGENE”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors, pursuant to which OXiGENE agreed to sell approximately $16 million of registered shares of OXiGENE common stock, $0.01 par value per share (the “Common Stock”) in an at-the-market direct offering (the “Offering”) at $2.9625 per share. For each share of Common Stock purchased, investors will receive one-half of an unregistered warrant to purchase a share of Common Stock (the “Warrants”). The Warrants have an exercise price of $2.90 per share, shall be exercisable immediately and will expire five years and three months from the date of issuance. The closing of the Offering is expected to occur on or about May 28, 2014, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

OXiGENE has also entered into a Registration Rights Agreement with the investors (the “Registration Rights Agreement”) pursuant to which OXiGENE is obligated to file a registration statement to register the resale of the shares of Common Stock issuable upon exercise of the Warrants within fifteen calendar days.

OXiGENE entered into a letter agreement with H.C. Wainwright & Co. (the “Placement Agent”), dated May 22, 2014, pursuant to which the Placement Agent agreed to serve as the agent for OXiGENE in connection with the Offering. OXiGENE agreed to pay the Placement Agent a cash placement fee equal to 6.5% of the aggregate purchase price for the securities sold in the Offering, plus a non-accountable expense allowance equal to 1% of the gross proceeds of all securities sold in the Offering, not to exceed $50,000. The Placement Agent will also receive Warrants equal to 4% of the aggregate number of shares of Common Stock sold in the Offering, at an exercise price of $3.625 per share.

In connection with OXiGENE’s entry into the Purchase Agreement and the Registration Rights Agreement, OXiGENE will also enter into Amendment No. 8 to OXiGENE’s Stockholder Rights Agreement (“Amendment No. 8”) with American Stock Transfer & Trust Company, LLC, dated as of March 24, 2005, as amended (the “Stockholder Rights Agreement”), in order to exempt the issuances of securities that will be issued to the purchasers under the Purchase Agreement from the operation of the Stockholder Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Warrants, Amendment No. 8, and the letter agreement with the Placement Agent are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2, 4.1, 4.2, and 1.1, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Warrants by OXiGENE under the Purchase Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, unforeseen changes in the course of OXiGENE’s research and development activities and clinical trials; the satisfaction of the closing conditions to the Offering; the exercise of the Warrants, if issued; any increase in OXiGENE’s cash needs; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in OXiGENE’s periodic reports filed with the Securities and Exchange Commission. OXiGENE undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Letter agreement dated as of May 22, 2014, by and between OXiGENE, Inc. and H.C. Wainwright & Co.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Amendment No. 8 to Stockholder Rights Agreement, by and between the Company and American Stock Transfer & Trust Company LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of May 22, 2014, by and among OXiGENE, Inc. and the purchasers named therein.

10.2	Form of Registration Rights Agreement, dated as of May 22, 2014, by and among OXiGENE, Inc. and the purchasers named therein.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OXiGENE, Inc.

Date: May 23, 2014	/s/ Dr. David Chaplin
	By:	Dr. David Chaplin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Letter agreement dated as of May 22, 2014, by and between OXiGENE, Inc. and H.C. Wainwright & Co.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Amendment No. 8 to Stockholder Rights Agreement, by and between the Company and American Stock Transfer & Trust Company LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of May 22, 2014, by and among OXiGENE, Inc. and the purchasers named therein.

10.2	Form of Registration Rights Agreement, dated as of May 22, 2014, by and among OXiGENE, Inc. and the purchasers named therein.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1)